EXHIBIT 5.9

CONSENT OF MOHAMMAD TAGHIMOHAMMADI

United States Securities and Exchange Commission

Ladies and Gentlemen:

The undersigned hereby consents to the use of their report entitled “NI 43-101 Technical Report for the Rainy River Mine, Ontario, Canada” with an effective date of March 28, 2022, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of New Gold Inc.

Dated this 13th day of May, 2024

Yours truly,

/s/ Mohammad Taghimohammadi
Name:	Mohammad Taghimohammadi, P.Eng.
Title:	Mill Manager,
New Gold Inc.